                                                                     EXHIBIT 5.1


                       [Letterhead of Perkins Coie LLP]


                                 April 21, 1999

SonoSite, Inc.
19807 North Creek Parkway, Suite 200
Bothell, WA  98011-8214

Ladies and Gentlemen:

     We have acted as counsel to you in connection with the proceedings for the authorization and issuance by SonoSite, Inc. (the "Company") of up to 100,000 shares (the "Firm Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"), together with an additional 15,000 shares of Common Stock if and to the extent the underwriters exercise an over-allotment option granted by the Company (the "Over-Allotment Shares"), and the preparation and filing of a registration statement on Form S-1 pursuant to Rule 462(b) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), which you are filing with the Securities and Exchange Commission with respect to the Firm Shares and the Over-Allotment Shares (collectively, the "Shares").

     We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. Based upon the foregoing, we are of the opinion that upon the happening of the following events:

     (a) the filing and effectiveness of the Registration Statement and any amendments thereto,

     (b) due execution by the Company and registration by its registrar of the Shares,

     (c) the offering and sale of the Shares as contemplated by the Registration Statement, and

     (d) receipt by the Company of the consideration required for the Firm Shares and the Over-Allotment Shares to be sold by the Company as contemplated by the Registration Statement,

the Shares will be duly authorized, validly issued, fully paid and nonassessable.

SonoSite, Inc.
April 21, 1999
Page 2

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments, and to the reference to our firm in the Prospectus of the Registration Statement under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                       Very truly yours,



                                       /s/ PERKINS COIE LLP